     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2003
                         REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                           THE PRINCETON REVIEW, INC.

             (Exact Name Of Registrant As Specified In Its Charter)

                    Delaware                           22-3727603
        (State Or Other Jurisdiction of      (I.R.S. Employer Identification
         Incorporation or Organization)                  Number)

                           -------------------------

                                  2315 Broadway
                            New York, New York 10024
              (Address of Registrant's Principal Executive Offices)

                           -------------------------

              The Princeton Review, Inc. 2000 Stock Incentive Plan
                            (Full Title of the Plan)

                           -------------------------

                                 John S. Katzman
                      Chairman and Chief Executive Officer
                           The Princeton Review, Inc.
                                  2315 Broadway
                            New York, New York 10024
                                 (212) 874-8282
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                           -------------------------

                                   Copies to:
                              John P. Schmitt, Esq.
                      Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                          New York, New York 10036-6710
                                 (212) 336-2000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
    Title of Each Class of         Amount to be       Proposed Maximum      Proposed Maximum          Amount of
 Securities to be Registered    Registered (1) (2)   Offering Price Per    Aggregate Offering   Registration Fee (3)
                                                         Share (3)             Price (3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..      1,000,000              $4.24               $4,240,000              $343.02
----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers shares of common stock of The Princeton Review, Inc. (the "Registrant") which may be offered or sold pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan (the "Plan"). The Registration Statement also covers an indeterminate number of shares of common stock of The Princeton Review, Inc. which may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416 under the Securities Act of 1933.

(2) The Registrant previously filed a registration statement on Form S-8 on June 22, 2001 under file number 333-63638 identifying shares to be registered in connection with the Plan. On March 24, 2003, the Board of Directors of the Registrant approved an amended and restated version of the Plan which increased the number of shares available for issuance thereunder by 1,000,000. By filing this Registration Statement in accordance with General Instruction E to Form S-8, the Registrant hereby registers this additional number of shares.

(3) Calculated in accordance with Rule 457(h) of the Securities Act of 1933. Such calculation is based on $4.24 per share, the average of the high and the low prices of the Registrant's common stock, as reported on the Nasdaq National Market System on March 27, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Pursuant to General Instruction E to Form S-8, The Princeton Review, Inc. (the "Registrant") hereby incorporates by reference the contents of its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 22, 2001 under file number 333-63638.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, The Princeton Review, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 28, 2003.

                              THE PRINCETON REVIEW, INC.


                              By:           /s/ John S. Katzman
                                   --------------------------------------------
                                   Name:    John S. Katzman
                                   Title:   Chairman and Chief Executive
                                            Officer


                                POWER OF ATTORNEY

                  Each individual whose signature appears below constitutes and appoints each of John S. Katzman, Mark Chernis and Stephen Melvin, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                                        Title                                Date
                ---------                                        -----                                ----
           /s/ John S. Katzman               Chairman and Chief Executive Officer                March 28, 2003
-------------------------------------------     (Principal Executive Officer)
            (John S. Katzman)


            /s/ Stephen Melvin               Chief Financial Officer (Principal                  March 28, 2003
-------------------------------------------     Financial and Accounting Officer)
             (Stephen Melvin)

           /s/ Richard Katzman               Director                                            March 25, 2003
-------------------------------------------
            (Richard Katzman)

         /s/ Frederick Humphries             Director                                            March 25, 2003
-------------------------------------------
          (Frederick Humphries)

             /s/ John C. Reid                Director                                            March 28, 2003
-------------------------------------------
              (John C. Reid)

           /s/ Richard Sarnoff               Director                                            March 26, 2003
-------------------------------------------
            (Richard Sarnoff)

          /s/ Sheree T. Speakman             Director                                            March 24, 2003
-------------------------------------------
           (Sheree T. Speakman)

          /s/ Howard A. Tullman              Director                                            March 28, 2003
-------------------------------------------
            (Howard A. Tullman)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION                                                                               PAGE
------            -----------                                                                               ----
5.1               Opinion of Patterson, Belknap, Webb & Tyler LLP
10.1              The Princeton Review Inc. 2000 Stock Incentive Plan (Amended and Restated Effective
                  March 24, 2003)
23.1              Consent of Patterson, Belknap, Webb & Tyler LLP
                  (included in Exhibit 5.1 hereto)
23.2              Consent of Ernst & Young LLP
24.1              Power of Attorney (included on the signature pages hereto)